Exhibit 23.1

CONSENT OF ODENBERG, ULLAKKO, MURANISHI & CO. LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2001 Stock Option Plan, as amended, of our reports dated March 9, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of VIVUS, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ Odenberg, Ullakko, Muranishi & Co. LLP

Odenberg, Ullakko, Muranishi & Co. LLP

San Francisco, California

February 16, 2010